REGENT REPORTS FIRST QUARTER 2004 RESULTS

- Net Broadcast Revenues and Station Operating Income Up 9% and 24%, Respectively -

Covington, KY, April 30, 2004 – Regent Communications, Inc. (Nasdaq: RGCI) announced today financial results for the quarter ended March 31, 2004.

For the first quarter of 2004, net broadcast revenues increased 8.5% to $17.8 million from $16.4 million reported for the first quarter of 2003. For the same period, operating income increased to $1.4 million from $871,000. The Company reported net income of $319,000 for the quarter, or $0.01 per share, compared with reported net income of $110,000, or $0.00 per share, in the same period last year. Below are the Company’s consolidated statements of operations prepared in accordance with generally accepted accounting principles (“GAAP”) (in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2004	2003
Net broadcast revenues	$17,826	$16,429
Station operating expenses	13,411	12,880
Corporate general and administrative expenses	1,863	1,725
Depreciation and amortization	1,148	947
Loss on sale of long-lived assets	(5)	(6)

Operating income	1,399	871
Interest expense	(786)	(446)
Loss on exchange of stations	(50)	—
Other expense, net	(40)	(107)

Income from continuing operations before income taxes	523	318
Income tax expense	(204)	(121)

Income from continuing operations	319	197
Loss on discontinued operations, net of income tax benefit	—	(87)

Net income	$319	$110

BASIC AND DILUTED NET INCOME PER COMMON SHARE:
Income from continuing operations	$0.01	$0.00
Loss from discontinued operations	$0.00	$0.00

Basic and diluted net income per common share	$0.01	$0.00

Weighted average number of common shares used in determining basic net income per share	46,555	46,555
Weighted average number of common shares used in determining diluted net income per share	47,260	46,716

Continued....

Regent Communications — Page 2

Terry Jacobs, Chairman and CEO of Regent, commented, “We are pleased to report record first quarter revenue and station operating income which were above our expectations. We experienced broad based strength in local advertising in essentially all of our markets and witnessed an improving advertising environment as the quarter progressed. We were also successful in converting our top-line performance into significant growth in station operating income and free cash flow, which increased 24% and 65% respectively. These results highlight the benefit of operating leading market stations as well as the tremendous operating leverage inherent in our business. We are optimistic the environment will continue to improve throughout the year and are confident in our ability to capitalize on this growth.”

Non-GAAP Financial Measures

Regent utilizes certain financial measures that are not calculated in accordance with GAAP to assess its financial performance. The non-GAAP performance and liquidity measures presented in this release are station operating income, same station net broadcast revenues and same station operating income, proforma net broadcast revenues and proforma station operating income, and free cash flow. Regent’s management believes these non-GAAP measures provide useful information to investors, as discussed in more detail below, regarding Regent’s financial condition and results of operations and liquidity; however, these measures should not be considered as an alternative to net broadcast revenue, operating income, net income, or cash provided by operating activities as an indicator of Regent’s performance or liquidity.

     Station operating income

First quarter 2004 station operating income increased 24% to $4.4 million from $3.5 million reported in the first quarter of 2003. The Company believes that station operating income is a performance measure that helps investors better understand radio station operations. Additionally, the Company and other media companies have customarily been measured by analysts and other investors on their ability to generate station operating income. The following table reconciles operating income, which the Company believes is the most directly comparable GAAP financial measure, to station operating income (in thousands):

	Three Months Ended
Station Operating Income	March 31,
	2004	2003

Operating income	$1,399	$871
Plus:
Depreciation and amortization	1,148	947
Corporate general and administrative expenses	1,863	1,725
Loss on sale of long-lived assets	5	6

Station operating income	$4,415	$3,549

Regent Communications — Page 3

     Same station results

On a same station basis, which includes results from stations operated during the first quarter for both the 2004 and 2003 periods and excludes barter, net broadcast revenue for the first quarter of 2004 increased 6.8% to $12.7 million compared to the first quarter of 2003. Station operating income of $3.4 million increased by 16.1% in the first quarter of 2004 compared to the first quarter of 2003. The Company believes that a same station presentation is important to investors as it provides for a measure of performance of radio stations that were owned and operated by Regent in the first quarter of 2003 as well as the current year and eliminates the effect of acquisitions and dispositions on comparability. Additionally, the Company has excluded barter in this comparison as barter customarily results in volatility between quarters, although differences over the full year are not material. The following tables reconcile net broadcast revenue and operating income, which the Company believes are the most directly comparable GAAP financial measures, to same station net broadcast revenue and same station operating income (in thousands):

	Three Months Ended
Same station net broadcast revenue	March 31,
	2004	2003

Net broadcast revenue	$17,826	$16,429
Less:
Net results of stations not included in same station category	4,321	3,556
Barter transactions	813	990

Same station net broadcast revenue	$12,692	$11,883

	Three Months Ended
Same station operating income	March 31,
	2004	2003

Operating income	$1,399	$871
Plus:
Depreciation and amortization	1,148	947
Corporate general and administrative expenses	1,863	1,725
Loss on sale of long-lived assets	5	6

Station operating income	$4,415	$3,549
Adjustments:
Net results of stations not included in same station category	(1,029)	(607)
Barter transactions	(1)	(26)

Same station operating income	$3,385	$2,916

Regent Communications — Page 4

     Proforma results

On a proforma basis, which includes results of stations acquired by Regent subsequent to January 1, 2003 as well as stations operating under a time brokerage agreement (“TBA”), net broadcast revenue of $17.9 million for the first quarter of 2004 increased 5.7% compared to the first quarter of 2003 and station operating income of $4.5 million increased 20.5%. The Company believes that proforma presentation is useful to investors as it provides for a comparison of results as if the Company had made the acquisitions and dispositions at the beginning of 2003. The following tables reconcile net broadcast revenue and operating income, which the Company believes are the most directly comparable GAAP financial measures, to proforma net broadcast revenue and proforma station operating income (in thousands):

	Three Months Ended
Proforma net broadcast revenue	March 31,
	2004	2003

Net broadcast revenue	$17,826	$16,429
Plus:
Results of stations acquired or operated under a TBA	538	2,032
Less:
Results of stations disposed of or pending disposition	432	1,504

Proforma net broadcast revenue	$17,932	$16,957

	Three Months Ended
Proforma Station Operating Income	March 31,
	2004	2003

Operating income	$1,399	$871
Plus:
Depreciation and amortization	1,148	947
Corporate general and administrative expenses	1,863	1,725
Loss on sale of long-lived assets	5	6

Station operating income	$4,415	$3,549
Plus:
Results of stations acquired or operated under a TBA	120	393
Less:
Results of stations disposed of or pending disposition	(6)	174

Proforma station operating income	$4,541	$3,768

Regent Communications — Page 5

     Free cash flow

Regent also reported free cash flow (defined as net income plus depreciation, amortization and non-cash expenses, less maintenance capital expenditures ) for the first quarter of 2004 of $1.5 million compared to free cash flow of $0.9 million for the first quarter of 2003, an increase of 64.6%. The Company believes that free cash flow is a liquidity measure that helps investors evaluate the ability of the company to generate excess cash flow for investing and financing uses. The following table displays how the Company calculates free cash flow (in thousands):

	Three Months Ended
	March 31,
	2004	2003
Net Income	$319	$110
Add:
Depreciation and amortization	1,148	947
Non-cash interest expense	102	70
Non-cash taxes	188	62
Other non-cash items, net *	195	118
Less: Maintenance capital expenditures	418	375

Free cash flow	$1,534	$932

*	Includes non-cash compensation and barter.

     The most directly comparable GAAP measure to free cash flow is net cash provided by operating activities. The following table reconciles net cash provided by operating activities, which the Company believes is the most directly comparable GAAP financial measure, to free cash flow (in thousands):

	Three Months Ended
	March 31,
	2004	2003
Net cash provided by operating activities	$3,927	$3,091
Plus:
Other	—	68
Less:
Maintenance capital expenditures	418	375
Changes in operating assets and liabilities	1,732	1,847
Other	243	5

Free cash flow	$1,534	$932

Regent Communications — Page 6

     Selected Financial Data

The Company’s cash balance and consolidated debt balance at March 31, 2004 were $1.4 million and $67.4 million, respectively. Maintenance capital expenditures and total capital expenditures were $418,000 and $750,000, respectively, for the first quarter of 2004.

Outlook

Regent has adopted a policy to provide guidance to investors regarding our financial prospects. The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Regent undertakes no obligation to update these statements.

Regent expects second quarter 2004 reported net broadcast revenues and station operating income of approximately $22.1 to $22.4 million and $7.6 to $7.8 million, respectively. Regent expects earnings per share to be approximately $0.04 for the second quarter of 2004.

	Three Months Ending
	June 30, 2004
Station Operating Income	Guidance Range
	Lower	Upper
	(in millions)
Operating Income	$4.5	$4.7
Plus:
Depreciation and amortization	1.2	1.2
Corporate general and administrative expenses	1.9	1.9

Station operating income	$7.6	$7.8

The Company expects five to seven percent same station net broadcast revenue growth in the second quarter of 2004 over the second quarter of 2003. The Company believes that forward looking station operating income and same station net broadcast revenue disclosures are important to investors, analysts and other users of media financial information because it enables the users of such information to compare the performance of various size companies against industry standards.

Commenting on the Company’s outlook, Terry Jacobs said, “Looking ahead, we have an attractive mix of start-up, developing and mature radio properties in an improving revenue environment. This allows us to deliver impressive growth in both revenue and cash flow. We have an excellent track record for delivering impressive results and expect to continue this trend through 2004 and into 2005.”

Regent Communications is a radio broadcasting company focused on acquiring, developing and operating radio stations in middle and small-sized markets. Upon the close of all announced transactions, Regent will own and operate 75 stations located in 15 markets. Regent Communications, Inc. shares are traded on the Nasdaq under the symbol “RGCI.”

Regent Communications — Page 7

Regent Communications will host a teleconference to discuss today’s results. The teleconference is on Friday, April 30th at 9:00 a.m. Eastern Time. To access the teleconference, please dial 973-582-2706 ten minutes prior to the start time. The teleconference will also be available via live webcast on the investor relations portion of the Company’s website, located at www.regentcomm.com. If you cannot listen to the teleconference at its normal time, there will be a replay available through May 7, 2004, which can be accessed by dialing 877-519-4471 (U.S) or 973-341-3080 (Int’l), passcode 4701848. The webcast will also be archived on the Company’s website for one month.

This press release includes certain forward-looking statements with respect to Regent Communications, Inc. for which we claim the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties and include statements preceded by, followed by or that may include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project” and other similar expressions. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, such statements are influenced by our financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations. Actual results and developments may differ materially from those conveyed in the forward-looking statements based on various factors including, but not limited to: changes in economic, business and market conditions affecting the radio broadcast industry, the markets in which we operate, and nationally; increased competition for attractive radio properties and advertising dollars; fluctuations in the cost of operating radio properties; our ability to manage our growth; our ability to integrate these and other acquisitions; and changes in the regulatory climate affecting radio broadcast companies. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Regent Communications, Inc.

Contact:
Terry Jacobs Chairman and CEO Regent Communications, Inc. 859-292-0030	John Buckley Brainerd Communicators, Inc. 212-986-6667 buckley@braincomm.com

Tony Vasconcellos Senior Vice President and Chief Financial Officer Regent Communications, Inc. 859-292-0030